Exhibit 99.2

ZBB Energy Corporation Announces Pricing
of Public Offering of Common Stock

MILWAUKEE, WI – (Marketwire – March 14, 2014) — ZBB Energy Corporation (NYSE MKT: ZBB) (the “Company”), a leading developer of intelligent, renewable energy power platforms and hybrid vehicle control systems, today announced the pricing of its previously announced underwritten public offering.  The Company is offering 5,500,000 registered shares of its common stock, par value $0.01 per share, at a price to the public of $2.25 per share. In connection with the offering, the Company has also granted the underwriter a 30-day option to purchase up to an additional 825,000 shares of common stock from the Company to cover over-allotments, if any.

The Company intends to use the net proceeds of the offering for working capital and general corporate purposes.  The offering is expected to settle and close on March 19, 2014, subject to the satisfaction or waiver of customary closing conditions.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (OTCBB: NHLD), is acting as sole book-running manager for the offering.  The Company is offering these securities pursuant to its existing shelf registration statement (File No. 333-171957), including a base prospectus, as declared effective by the Securities and Exchange Commission (the “SEC”) on March 21, 2011.

A final prospectus supplement describing the terms of the offering will be filed with the SEC. Any offer will be made only by means of a prospectus supplement and accompanying base prospectus forming a part of the effective registration statement. Before investing, you should read the prospectus supplement and the accompanying base prospectus, and other documents that the Company has filed or will file with the SEC, for information about the Company and this offering.  Copies of the prospectus supplement and the accompanying base prospectus may be obtained, when available, by contacting the book-running manager at the following address:

National Securities Corporation
410 Park Ave, 14th Floor
New York, NY 10022
Attn: Kim Addarich
Telephone: (212)-417-8164
Email: prospectusrequest@nationalsecurities.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the ZBB Energy Corporation, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ZBB Energy Corporation

ZBB Energy Corporation (NYSE MKT: ZBB) designs, develops, and manufactures advanced energy storage, power electronic systems, and engineered custom and semi-custom products targeted at the growing global need for distributed renewable energy, energy efficiency, power quality, and grid modernization. ZBB and its power electronics subsidiary, Tier Electronics, LLC, have developed a portfolio of integrated power management platforms that combine advanced power and energy controls plus energy storage to optimize renewable energy sources and conventional power inputs whether connected to the grid or not. Tier Electronics participates in the energy efficiency markets through their hybrid vehicle control systems, and power quality markets with their line of regulation solutions. Together, these platforms solve a wide range of electrical system challenges in global markets for utility, governmental, commercial, industrial and residential end customers. Founded in 1986, ZBB's platforms ensure optimal efficiencies today, while offering the flexibility to adapt and scale to future requirements. ZBB's corporate offices, engineering and development, and production facilities are located in Menomonee Falls, WI, USA with a research facility also located in Perth, Western Australia. ZBB has a joint venture with Meineng Energy, a provider of leading-edge energy storage systems and solutions to the greater China market. For more information, visit: www.zbbenergy.com.

Safe Harbor Statements

Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the underwritten public offering and our intent regarding the use of proceeds from the offering. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ZBB Energy Contact:

Dilek Wagner
Vice President of Finance
262-253-9800 ext. 122

Investor Relations Contact:

David Mossberg
Three Part Advisors, LLC
817-310-0051